SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 18, 2003

FACTUAL DATA CORP.

(Exact name of registrant as specified in its charter)

Colorado

(State or Other Jurisdiction of Incorporation)

000-24205	84-1449911

(Commission File Number)	(I.R.S. Employer Identification No.)

5200 Hahns Peak Drive Loveland, Colorado 80538

(Address of principal executive offices)

(970) 663-5700

(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS

     On August 19, 2003, Factual Data Corp. issued a press release advising its shareholders of the final exchange ratio to be used in connection with its proposed merger with Kroll, Inc. Copies of the exchange ratio determination agreement and related press release are attached hereto as Exhibits 10.1 and 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a)  No financial statements are filed herewith.

     (b)  Filed herewith are the following exhibits:

Exhibit No.	Description

10.1	Agreement to Set Exchange Ratio
99.1	Press Release dated August 19, 2003

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FACTUAL DATA CORP.

Date: August 19, 2003	By: /s/ J.H. Donnan J.H. Donnan, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement to Set Exchange Ratio
99.1	Press Release dated August 19, 2003